SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

W HOLDING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Commonwealth of Puerto Rico	66-0573197
(State of Incorporation	(IRS Employer
or Organization)	Identification Number)

19 West McKinley Street
Mayaguez, Puerto Rico	00680
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

     Securities Act registration statement file number to which this form relates: Not applicable

     Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F

Item 1. Description of Registrant’s Securities to be Registered.

     A description of our 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F is contained in our prospectus supplement dated May 28, 2003 and filed with the Securities and Exchange Commission on May 29, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of our Registration Statement on Form S-3 (Registration No. 333-103905) under the heading “Description of Series F Preferred Stock,” and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

1	Certificate of Incorporation of W Holding Company, Inc.*

2	Form of Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F (“Series F Preferred Stock”).**

3	Specimen Certificate for W Holding Company, Inc.’s Series F Preferred Stock.***

4	Bylaws of W Holding Company, Inc.****

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-76975).

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 29, 2003.

***	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 29, 2003.

****	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the SEC on November 29, 2001.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

W HOLDING COMPANY, INC

/s/ Freddy Maldonado
Freddy Maldonado
Chief Financial Officer and Vice President
of Finance and Investment

Date: May 28, 2003

EXHIBIT INDEX

Exhibit No.	Description

1	Certificate of Incorporation of W Holding Company, Inc.*

2	Form of Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F (“Series F Preferred Stock”).**

3	Specimen Certificate for W Holding Company, Inc.’s Series F Preferred Stock.***

5	Bylaws of W Holding Company, Inc.****

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-76975).

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 29, 2003.

***	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 29, 2003.

****	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the SEC on November 29, 2001.